UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2016

DIGITAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158

(Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2016, Digital Power Company, a California corporation (the “Company”), entered into a subscription agreement (the “Subscription Agreement”) with the purchasers listed on the signature page thereto (the “Investors”). Pursuant to the terms of the Subscription Agreement, the Company sold approximately 901,666 units (“Units”) at $0.60 for an aggregate purchase price of approximately $541,000. Each unit consists of one share of common stock (“Common Stock”) and one warrant to purchase one share of common stock (the “Warrant Shares”) at an exercise price of $0.80 (the “Financing”). The Financing closed on November 15, 2016 (“Closing”).

In connection with the Financing, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors.

At the Closing, the Company received gross proceeds of approximately up to $541,000.

The Subscription Agreement provides that, until November 15, 2017, Investors who purchased at least $100,000 have the right to participate in the purchase of up to 50% of the securities offered by the Company in any future financing transactions, with limited exceptions.

Description of the Warrants

The Warrants entitle the holders to purchase, in the aggregate, up to 901,666 shares of Common Stock at an exercise price of $0.80 per share for a period of three years. The Warrants are exercisable upon the six month anniversary of the issuance date. The exercise price of the Warrants is subject to adjustment for stock splits, stock dividends, combinations or similar events. The Warrants may be exercised for cash or, upon the failure to maintain an effective registration statement, on a cashless basis.

Registration Rights Agreement

The Company entered into a Registration Rights Agreement pursuant to which the Company agreed to register (a) all of the shares of Common Stock then issued as part of the Units and (b) all Warrant Shares then issued and issuable upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein). Pursuant to the Registration Rights Agreement, the Company is required to file the initial registration statement no later than December 15, 2016 and to have such registration statement declared effective by February 14, 2017, or March 15, 2017 if the SEC conducts a “full review”. If the Company is unable to meet its obligations under the Registration Rights Agreement, it may be required to pay certain cash damages to holders of the Warrants.

The foregoing are only brief descriptions of the material terms of the Subscription Agreement, the Warrants, and Registration Rights Agreement, which are attached hereto as Exhibits 4.1, 10.1, and 10.2, respectively, and are incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The Debentures and the Warrants described in this Current Report on Form 8-K were offered and sold to an instructional accredited investor in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Warrant
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Power Corporation a California corporation

Dated: November 16, 2016	/s/ Amos Kohn
Amos Kohn President and Chief Executive Officer

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